Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the “Company”) on Form 6-K furnished for the month of October 2022 containing its unaudited financial statements as of September 30, 2022 and for the three-month and nine-month periods ending September 30, 2022 and 2021, as submitted to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Helen Giza, Deputy Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ HELEN GIZA
Helen Giza
Deputy Chief Executive Officer, Chief Financial Officer and member of the Management Board of the General Partner

October 31, 2022